BY-LAWS
of
BECTON, DICKINSON AND COMPANY
A New Jersey Corporation
as Amended and Restated as of February 16, 2006

ARTICLE I

Offices

The registered office of Becton, Dickinson and Company (“Company”) shall be in the Borough of Franklin Lakes, County of Bergen, State of New Jersey or such other place within or without the State of New Jersey as the Board of Directors may designate. The Company may also establish and have such other offices within or without the State of New Jersey, as the Board of Directors may designate or its business may require.

ARTICLE II

Meetings of Shareholders

SECTION 1.        PLACE OF MEETINGS. Meetings of the shareholders shall be held at the registered office of the Company in New Jersey, or at such other place, within or without the State of New Jersey, as may be designated by the Board of Directors and stated in the notice of the meeting.

SECTION 2.A.    ANNUAL MEETINGS. The annual meeting of shareholders for the election of directors and the transaction of such other business as may be related to the purposes set forth in the notice of the meeting shall be held at such time as may be fixed by the Board of Directors.

B.           SPECIAL MEETING FOR ELECTION OF DIRECTORS. If the annual meeting of shareholders is not held on the date designated, the Board of Directors may call a special meeting of the shareholders for the election of directors and the transaction of other business.

C.           SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Board of Directors or by the Chairman of the Board or by the President, and shall be called by the Chairman of the Board or by the President upon written request of a majority of the Directors then in office, which request shall state the time, place and purpose of the meeting.

D.           ADVANCE NOTICE OF NOMINATIONS AND BUSINESS TO BE TRANSACTED AT ANNUAL MEETINGS OF SHAREHOLDERS. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the Company (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.D. and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.D.

In addition to any other applicable requirements, for nominations of persons for election to the Board of Directors or for other business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Company.

To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided however, that in the event that the annual meeting is called for on a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of shareholder’s notice as described above.

Notwithstanding anything in the first sentence of the preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no notice or public disclosure by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 2.D. shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made.

To be in proper written form, a shareholder’s notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (b) as to each matter such shareholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (c) the name and record address of such shareholder, (d) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such shareholder, (e) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with such nomination or proposal of such business by such shareholder and any material interest of such shareholder in such business and (f) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.D; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in Section 2.D. shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

SECTION 3.        QUORUM. The presence, in person or by proxy, of the holders of shares representing a majority of the votes entitled to be cast at a meeting shall constitute a quorum. The shareholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a quorum not be present or represented at any meeting, the Chairman of the meeting or a majority of the shareholders present in person, or by proxy, shall have power to adjourn the meeting without notice until the required voting shares shall be represented. At such adjourned meeting with the requisite amount of voting shares represented, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 4.        NOTICE OF MEETINGS. A written notice of each annual or special meeting of the shareholders of the Company, signed by the Chairman of the Board or the President or the Secretary, which shall state the time, place and purpose of such meeting, shall be delivered personally or mailed, not less than 10 days nor more than 60 days before the date of any such meeting, to each shareholder of record entitled to vote at such meeting. If mailed, the notice shall be directed to the shareholder at his address as it appears on the records of the stock transfer agent. Any shareholder, in person or by proxy, may at any time by a duly signed statement in writing to that effect, waive any statutory or other notice of any meeting, whether such statement be signed before or after such meeting.

SECTION 5.        VOTING. At all meetings of the shareholders, each holder of common stock having the right to vote, and present at the meeting in person or by proxy, shall be entitled to one vote for each full share of common stock of the Company entitled to vote and registered in his name. Each holder of preferred stock of any series shall have such voting powers, if any, as the Board of Directors shall have fixed by resolution prior to the issuance of any shares of such series. Whenever any action is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast at a meeting of the shareholders by the holders of shares entitled to vote, unless a greater plurality is required by law or the Certificate of Incorporation.

SECTION 6.        PROXIES. Any shareholder of record entitled to vote may be represented at any annual or special meeting of the shareholders by a duly appointed proxy. All proxies shall be written and properly signed, but shall require no other attestation, and shall be filed with the Secretary of the meeting before being voted.

SECTION 7.       ORGANIZATION. The Chairman of the Board, or in the absence of the Chairman of the Board, the President, shall act as chairman of the meeting chairman of the meeting at all meetings of the shareholders. The Secretary, or in his absence one of the Assistant Secretaries, shall act as secretary of the meeting. In case none of the officers above designated to act as Chairman or Secretary of the meeting shall be present, a chairman or a secretary of the meeting, as the case may be, shall be chosen by a vote of the shareholders.

SECTION 8.        ORDER OF BUSINESS. The order of business at all meetings of the shareholders shall be as determined by the Chairman of the meeting, but the order of business to be followed at any meeting at which a quorum is present may be changed by a vote of the shareholders.

SECTION 9.        RECORD DATE FOR ACTION BY WRITTEN CONSENT. In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in New Jersey, its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action. Nothing in this Article II, Section 9 shall require the Board of Directors to take any action with respect to any proposed action or other proposal for which consent is sought other than to fix a record date as provided for herein; and the fixing of any such record date shall not be deemed to be an action taken by the Board of Directors with respect to any such proposed action or other proposal for which consent is sought for any other purpose.

SECTION 10. INSPECTORS OF WRITTEN CONSENT. In the event of the delivery, in the manner provided by Article II, Section 9, to the Company of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Company shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Company that the consents delivered to the Company in accordance with Article II, Section 9 represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

SECTION 11. EFFECTIVENESS OF WRITTEN CONSENT. Every written consent shall bear the date of signature of each shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated written consent received in accordance with Article II, Section 9, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Company in the manner prescribed in Article II, Section 9.

ARTICLE III

Directors

SECTION 1.        QUALIFICATIONS. Each Director shall be at least 21 years of age and shall be elected in the manner provided by these By-Laws.

SECTION 2.        DUTIES AND POWERS. The Board of Directors shall control and manage the business and affairs of the Company, and shall exercise all powers of the Company and perform all acts which are not required to be exercised or performed by the shareholders. The Directors may adopt such rules and regulations for the conduct of their meetings and the management of the Company as they may deem proper.

SECTION 3.        PLACE OF MEETINGS. Meetings of the Board of Directors shall be held at the principal office of the Company or at such other place within or without the State of New Jersey, as the Chairman of the Board or the Board may designate.

SECTION 4.        TELEPHONE MEETINGS. Any or all Directors may participate in a meeting of the Board or a committee of the Board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

SECTION 5.        NOTICE OF MEETINGS. There shall be an annual meeting of the Board of Directors held without notice immediately following the annual meeting of shareholders, or as soon thereafter as convenient, at the same place as the annual meeting of shareholders unless some other location is designated by the Chairman of the Board or by the President. Regular meetings, without notice, may be held at such time and place as the Board of Directors may designate. The Chairman of the Board or the President may call any special meeting of the Board of Directors, and shall do so whenever requested in writing by at least one-third of the Directors. Notice of each special meeting shall be mailed to each director at least four days before the date on which the meeting is to be held, or be telephoned or sent to each Director by telegraph, telex, TWX, cable, wireless or similar means of communication, or be delivered in person, not later than the day before the date on which such meeting is to be held. The Board of Directors may meet to transact business at any time and place without notice, provided that each director shall be present, or that any Director or Directors not present shall waive notice in writing, either before or after such meeting. The attendance of any Director at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed 10 days in any one adjournment.

SECTION 6.       QUORUM. A majority of the Directors then in office shall constitute a quorum for the transaction of business, but the Director or Directors present, if less than a quorum, may adjourn any meeting from time to time until such quorum shall be present. All questions coming before the Board of Directors shall be determined and decided by a majority vote of the Directors present, unless the vote of a greater number is required by statute, the Certificate of Incorporation or these By-Laws.

SECTION 7.        ACTION WITHOUT A MEETING. The Board of Directors may act without a meeting if, prior or subsequent to such action, each Director shall consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors.

SECTION 8.        COMPENSATION OF DIRECTORS. The Board may, by the affirmative vote of a majority of the Directors then in office, fix reasonable fees or compensation of the Directors for services to the Company, including attendance at meetings of the Board of Directors or Committees of the Board. Nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Each Director shall be entitled to receive reimbursement for reasonable expenses incurred in the performance of his duties.

ARTICLE IV

Committees

SECTION 1.        HOW CONSTITUTED AND POWERS. The Board of Directors, by resolution of a majority of the Directors then in office, shall appoint from among its members the committees enumerated in the By-laws and may appoint one or more other committees. The Board shall designate one member of each committee its chairman. To the extent provided in the By-law or any resolution conferring or limiting its powers each committee shall have and may exercise all the authority of the Board, except that no committee shall:

(a)	make, alter, or repeal any By-law of the Company;

(b)	elect, appoint or remove any Director, or elect, appoint or remove any corporate officer;
(c)	submit to shareholders any action that requires approval of shareholders;
(d)	amend or repeal any resolution adopted by the Board of Directors which by its terms is amendable or repealable only by the Board;
(e)	act on matters assigned to other committees appointed by the Board of Directors;
(f)	declare or pay any dividends or issue any additional shares of authorized and unissued capital stock; or
(g)	create, dissolve or fill any vacancy on any committee appointed by the Board of Directors.

The Board, by resolution of a majority of the Directors then in office may fill any vacancy in any committee; appoint one or more alternate members of any committee to act in the absence or disability of members of such committees with all the powers of such absent or disabled members; or remove any director from membership on any committee.

SECTION 2. AUDIT COMMITTEE.

Purpose

The Audit Committee is created by the Board of Directors of the Company to:

•	assist the Board in its oversight of
	•	the integrity of the financial statements of the Company;
•	the qualifications, independence and performance of the Company’s independent auditors;
•	the performance of the Company’s internal audit function; and
	•	compliance by the Company with legal and regulatory requirements; and
•	prepare the audit committee report that Securities and Exchange Commission rules require to be included in the Company’s annual proxy statement.

Membership

The Audit Committee shall consist of at least three members, comprised solely of independent directors meeting the independence and experience requirements of the New York Stock Exchange. The Corporate Governance and Nominating Committee shall recommend nominees for appointment to the Audit Committee annually and as vacancies or newly created positions occur. Audit Committee members shall be appointed by the Board and may be removed by the Board at any time. The Corporate Governance and Nominating Committee shall recommend to the Board, and the Board shall designate, the Chair of the Audit Committee.

Authority and Responsibilities

In addition to any other responsibilities which may be assigned from time to time by the Board, the Audit Committee is responsible for the following matters:

Independent Auditors

•

The Audit Committee has the sole authority to appoint, compensate, retain and terminate the independent auditors of the Company, including sole authority to approve all audit engagement fees and terms and pre-approve all non-audit services to be provided by the Company’s independent auditors. The Audit Committee may consult with management in the decision making process, but may not delegate this authority to management. The Audit Committee may, from time to time, delegate its authority to pre-approve non-audit services to one or more Audit Committee members, provided that such designees present any such approvals to the full Audit Committee at the next Audit Committee meeting. The independent auditors shall report directly to the Audit Committee.

•

The Audit Committee shall review and approve the scope of the independent auditors’ annual audit plan(s) and shall oversee the audit and audit-related work of the independent auditors, including resolution of disagreements, if any, between management and the auditor regarding financial reporting.

•

The Audit Committee shall evaluate the independent auditors’ qualifications, performance and independence, and shall present its conclusions with respect to the independent auditors to the full Board on at least an annual basis. As part of such evaluation, at least annually, the Audit Committee shall:

•	obtain and review a report or reports from the Company’s independent auditors:
•	describing the independent auditors’ internal quality-control procedures;
•

describing any material issues raised by (i) the most recent internal quality-control review or peer review of the auditing firm, or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditing firm; and any steps taken to deal with any such issues;

•	describing all relationships between the independent auditors and the Company; and
•	assuring that Section 10A of the Securities Exchange Act of 1934 has not been implicated;
•	review and evaluate the partners of the independent auditor team(s), particularly the lead audit and reviewing partners;

•	consider whether to rotate the independent auditors; and
•	obtain the opinion of management and the internal auditors on the independent auditors’ performance.
•	The Audit Committee shall establish policies for the Company’s hiring of current or former employees of the independent auditors.

Internal Auditors

•

At least annually, the Audit Committee shall evaluate the performance, responsibilities, budget and staffing of the Company’s internal audit function and review the internal audit plan. Such evaluation shall include a review of the responsibilities, budget and staffing of the Company’s internal audit function with the independent auditors. The Audit Committe shall meet privately with the Director of Internal Audit at least three (3) times per year, and the Director of Internal Audit shall otherwise have full access to the Audit Committee.

Financial Statements; Disclosure and Other Risk Management and Compliance Matters

•	The Audit Committee shall review and discuss with management and the independent auditors, in separate meetings if the Audit Committee deems it appropriate:
•

the annual audited financial statements, including the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, prior to the filing of the Company’s Form 10-K;

•

the quarterly financial statements, including the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, prior to the filing of the Company’s Form 10-Q;

•	the annual audited financial statements of the Company’s qualified benefit plans;
•

any analyses or other written communications prepared by management, the internal auditors and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•	the critical accounting policies and practices of the Company;
•	off-balance sheet transactions and structures;
•	any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; and
•	regulatory and accounting initiatives or actions applicable to the Company (including any SEC investigations or proceedings).
•

The Audit Committee shall review and discuss, in conjunction with management, the Company’s policies with respect to the Company’s earnings press releases and all financial information, such as earnings guidance, provided to analysts and rating agencies, including the types of information to be disclosed and the types of presentation to be made and paying particular attention to the use of “pro forma” or “adjusted” non-GAAP information.
•

The Audit Committee shall, in conjunction with the CEO and CFO of the Company, review the Company’s internal controls and disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such controls and procedures, material weaknesses in such controls and procedures, any corrective actions taken with regard to such deficiencies and weaknesses and any fraud involving management or other employees with a significant role in such controls and procedures.

•

The Audit Committee shall review and discuss with the independent auditors any audit problems or difficulties and management’s response thereto, including those matters required to be discussed with the Audit Committee by the auditors pursuant to Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, such as:

•	any restrictions on the scope of the independent auditors’ activities or access to requested information;

•	any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise);

•	any communications between the audit team and the audit firm’s national office regarding auditing or accounting issues presented by the engagement;

•	any management or internal control letter issued, or proposed to be issued, by the auditor to the Company's Controller, Chief Financial Officer or Chief Executive Officer; and

•	any significant disagreements between the Company’s management and the independent auditors.

•	The Audit Committee shall review on an annual basis an enterprise risk assessment and management's plan for any risk mitigation or remediation.

•	The Audit Committee shall establish, maintain and review procedures for:

•	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and

•	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The Audit Committee shall review any significant complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures.

•	The Audit Committee shall prepare the audit committee report that Securities and Exchange Commission rules require to be included in the Company’s annual proxy statement.

Reporting to the Board

•

The Audit Committee shall report to the Board periodically. This report shall include a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditors, the performance of the internal audit function, compliance by the Company with legal and regulatory requirements, and any other matters that the Audit Committee deems appropriate or is requested to be included by the Board. Additionally, the Audit Committee shall review and discuss with the Board management’s enterprise risk assessment and plans for any risk mitigation or remediation.

•	At least annually, the Audit Committee shall evaluate its own performance and report to the Board on such evaluation.
•	The Audit Committee shall periodically review and assess the adequacy of this charter and recommend any proposed changes to the Corporate Governance and Nominating Committee.

Procedures

The Audit Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter, but not less frequently than quarterly. The Chair of the Audit Committee, in consultation with the other committee members and management, shall determine the frequency and length of the committee meetings and shall determine meeting agendas consistent with this charter.

The Audit Committee shall meet separately, periodically, with management, with internal auditors or other personnel responsible for the internal audit function and with the independent auditors.

The Audit Committee is authorized to retain special legal, accounting or other advisors, as it determines necessary to carry out its duties, and may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to meet with any members of, or advisors to, the Audit Committee.

The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of (i) compensation to the independent auditors (ii) compensation to any advisors employed by the Audit Committee and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee may delegate its authority to subcommittees or the Chair of the Audit Committee when it deems appropriate and in the best interests of the Company.

Limitations Inherent in the Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to ensure compliance with laws and regulations and the Company’s Code of Conduct, or to assess and manage the Company’s exposure to risk. This is the responsibility of management, subject to oversight by the Board of Directors.

SECTION 3. COMPENSATION AND BENEFITS COMMITTEE.

Purpose

The Compensation and Benefits Committee (the “Compensation Committee”) is created by the Board of Directors of the Company to:

•	oversee the Company’s compensation and benefits policies applicable to “senior executives” (as defined below);
•

oversee the Performance Incentive Plan, savings incentive plans, employee deferred compensation plans, health and welfare plans, retirement (including supplemental retirement) plans and equity-based plans maintained by the Company (the “Covered Plans”);

•	oversee and set compensation for the Company’s senior executives, as described below; and
•	prepare the report on executive compensation that Securities and Exchange Commission rules require to be included in the Company’s annual proxy statement.

Membership

The Compensation Committee shall consist of at least three members, comprised solely of independent directors meeting the independence requirements of the New York Stock Exchange, all of whom also shall be “nonemployee directors” within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended. The Corporate Governance and Nominating Committee shall recommend nominees for appointment to the Compensation Committee annually and as vacancies or newly created positions occur. Compensation Committee members shall be appointed by the Board and may be removed by the Board at any time. The Corporate Governance and Nominating Committee shall recommend to the Board, and the Board shall designate, the Chair of the Compensation Committee.

Authority and Responsibilities

In addition to any other responsibilities which may be assigned from time to time by the Board, the Compensation Committee is responsible for the following matters.

Compensation and Benefit Policies and Administration

•

The Compensation Committee shall review and approve the Company’s compensation and benefits policies generally under the Covered Plans (subject, if applicable, to shareholder ratification or approval), including reviewing and making recommendations to the Board with respect to any such plans of the Company. In reviewing compensation and benefits policies, the Compensation Committee may consider any factors that it deems appropriate.

•	The Compensation Committee shall recommend to the Board the appointment of employee committees to administer the Covered Plans, to the extent provided in the Covered Plan.

•

The Compensation Committee shall serve as the granting and administrative committee for the Company’s stock option and other equity-based plans; provided, that the Compensation Committee may delegate to one of more officers of the Company the authority to make grants and awards to any non-Section 16 officer of the Company under such of the Company’s incentive compensation or other equity-based plans as the Compensation Committee deems appropriate and in accordance with the terms of such plans.

•

The Compensation Committee shall review and recommend to the Board, as appropriate, share retention and ownership guidelines for senior management and any modifications to such guidelines, and shall periodically review compliance with such guidelines.

Executive Compensation

•

The Compensation Committee shall oversee the compensation of the Chief Executive Officer, the four most highly compensated executive officers in addition to the Chief Executive, and any other direct report of the Chief Executive Officer (collectively, the “senior executives”). For purposes of this charter, “compensation” shall include (i) annual base salary, (ii) annual incentive compensation, (iii) long-term incentive compensation, (iv) employment, severance and change-in-control agreements, if any, with the Company or any subsidiary and (v) any other compensation or ongoing perquisites. In connection with this oversight, the Compensation Committee shall, among other things:

•	Review and approve corporate goals and objectives relevant to executive compensation;
•

evaluate the Chief Executive Officer’s performance in light of previously-established goals and objectives, and recommend the Chief Executive Officer’s compensation for approval by the full Board (excluding the non-independent members of the Board) based on such evaluation and such other factors as may be deemed appropriate and in the best interests of the Company; and

•

review the Chief Executive Officer’s evaluation of the performance of each of the four most highly compensated executive officers in addition to the Chief Executive, and of any other direct report of the Chief Executive Officer, in light of previously-established goals and objectives, and, either as a committee or together with the other independent members of the Board (as directed by the Board), approve the compensation of such persons based on such evaluation and such other factors as may be deemed appropriate and in the best interests of the Company; and

•

consider, in recommending or determining, as applicable, the compensation of each senior executive, the value of the compensation given to such executive in past years, the Company’s performance, shareholder return and the value of compensation provided at comparable companies, and such other factors as the Compensation Committee deems appropriate and in the best interests of the Company.

Disclosure

•	The Compensation Committee shall prepare the report on executive compensation that Securities and Exchange Commission rules require to be included in the Company’s annual proxy statement.

Reporting to the Board

•

The Compensation Committee shall report to the Board periodically. This report shall include a review of any recommendations or issues that arise with respect to Company compensation and benefits policies overseen by the Committee, senior executive compensation and any other matters that the Compensation Committee deems appropriate or is requested to be included by the Board.

•	At least annually, the Compensation Committee shall evaluate its own performance and report to the Board on such evaluation.
•	The Compensation Committee shall periodically review and assess the adequacy of this charter and recommend any proposed changes to the Corporate Governance and Nominating Committee.

Procedures

The Compensation Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter. The Chair of the Compensation Committee, in consultation with the other committee members and management, shall determine the frequency and length of the committee meetings and shall determine meeting agendas consistent with this charter.

The Compensation Committee is authorized to retain any special legal or other advisors, as it determines necessary to carry out its duties, and may request any officer or employee of the Company of the Company’s outside counsel to meet with any members of, or advisors to, the Compensation Committee. Without limiting the foregoing, the Compensation Committee has the sole authority to retain and terminate any compensation consultant assisting the Compensation Committee in carrying out its responsibilities under this charter, including sole authority to approve all such compensation consultants’ fees and other retention terms.

The Company shall provide for appropriate funding, as determined by the Compensation Committee, for payment of (i) compensation to any consultant retained by the Compensation Committee and (ii) ordinary administrative expenses of the Compensation Committee that are necessary or appropriate in carrying out its duties.

The Compensation Committee may delegate its authority to subcommittees or to the Chair of the Compensation Committee when it deems appropriate and in the best interests of the Company.

SECTION 4. CORPORATE AFFAIRS COMMITTEE.

Purpose

The Corporate Affairs Committee is created by the Board of Directors of the Company to assist the Board in its oversight of matters impacting the Company’s image and reputation and its standing as a responsible corporate citizen.

Membership

The Corporate Affairs Committee shall consist of at least three members. The Corporate Governance and Nominating Committee shall recommend nominees for appointment to the Committee annually and as vacancies or newly created positions occur. Committee members shall be appointed by the Board and may be removed by the Board at any time. The Corporate Governance and Nominating Committee shall recommend to the Board, and the Board shall designate, the Chair of the Committee.

Authority and Responsibilities

In addition to any other responsibilities which may be assigned from time to time by the Board, the Committee is to assist the Board in its oversight of the Company’s policies, practices and procedures in the general areas of ethical conduct and legal compliance, including, but not limited to, issues relating to the following areas:

•	Communications
-

Policies and practices relating to communications with key stakeholders, including shareholders; governments; employees; and the general public. This also includes communications surrounding crisis management activities.

•	Employment Practices
-	Workforce diversity and inclusion; and compliance with laws, including equal employment opportunity and similar laws.

•	Community Relations
-	Policies with respect to charitable contributions (including the underlying philosophy, goals and purposes of the Company’s contributions activities).

•	Environment, Health and Safety
-	Policies and compliance.

•	Customer Relations
-	Quality control; recall process; complaint handling and litigation relating to products or to business practices.

•	Business Practices and Ethics
-

Review the methods and processes used by the Company for compliance with laws and with the Company’s Business Conduct and Compliance Guide (the “Code of Conduct”) including, without limitation, with respect to the following areas: the Foreign Corrupt Practices Act; anti-boycott legislation; export controls; antitrust compliance; political contributions (including activities of the BD political action committee) and conflict of interest and insider trading policies.

-	Communication and training regarding expected standards of conduct.

-	Review and make recommendations to the Board regarding shareholder proposals that relate to public policy.

The Committee also shall review all requests from the Company’s executive officers and directors for waivers of any provision of the Company’s Code of Conduct and, if it determines any such requests are appropriate after consultation with the Corporate Governance and Nominating Committee of the Board, may grant such waivers and shall review any related public disclosures. The Committee shall report any such waivers to the full Board of Directors.

Reporting to the Board

The Committee shall report to the Board periodically. This report shall include a review of any issues that arise with respect to the Company’s policies, practices and procedures, and any other matter that the Committee deems appropriate or is requested to be included by the Board.

At least annually, the Committee shall evaluate its own performance and report to the Board on such evaluation.

The Committee shall periodically review and assess the adequacy of this Charter and recommend any proposed changes to the Corporate Governance and Nominating Committee.

Procedures

The Corporate Affairs Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this Charter. The Chair of the Corporate Affairs Committee, in consultation with the other committee members and management, shall determine the frequency and length of the committee meetings and shall determine meeting agendas consistent with this Charter.

The Committee is authorized to retain special legal or other advisors, as it determines necessary to carry out its duties, and may request any officer or employee of the Company or the Company’s outside counsel to meet with any members of, or advisors to, the Committee.

The Company shall provide for appropriate funding, as determined by the Committee, for payment of (i) compensation to any advisors retained by the Committee and (ii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate and in the best interests of the Company.

Limitations Inherent in the Role of the Corporate Affairs Committee

While the Corporate Affairs Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Corporate Affairs Committee to ensure compliance with laws and regulations and the Company’s Code of Conduct. This is the responsibility of management, subject to oversight by the Board of Directors.

SECTION 5. CORPORATE GOVERNANCE AND NOMINATING COMMITTEE.

Purpose

The Corporate Governance and Nominating Committee (the “Committee”) is created by the Board of Directors of the Company to:

•

identify individuals qualified to become Board members, and recommend to the Board director nominees for election at the next annual or special meeting of shareholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings;

•	recommend directors for appointment to Board committees, and recommend a director for appointment as the Lead Director;
•	oversee the evaluation of Board performance;
•	oversee and recommend to the Board compensation for the Company’s non-management directors; and
•	review and recommend to the Board, as appropriate, modifications or additions to the Corporate Governance Principles of the Company.

Membership

The Committee shall consist of at least three members, comprised solely of independent directors meeting the independence requirements of the New York Stock Exchange, at least one of whom shall be a member of the Company’s audit committee. The Board shall appoint members to the Committee annually and as vacancies or newly created positions occur. Committee members may be removed by the

Board at any time. The Committee shall recommend to the Board, and the Board shall designate, the Chair of the Committee.

Authority and Responsibilities

In addition to any other responsibilities which may be assigned from time to time by the Board, the Committee is responsible for the following matters.

Board/Committee Nominees/Lead Director

•	The Committee shall identify qualified individuals for membership on the Company’s Board of Directors, which includes a review of nominee recommendations received from the Company’s shareholders.
•	The Committee shall recommend criteria for Board membership.
•

The Committee shall recommend individuals for membership on the Company’s Board of Directors, directors for appointment to the committees of the Board and committee chairs, and a director for appointment as the Lead Director. In making its recommendations, the Committee shall:

•	review candidates’ qualifications for membership on the Board or a committee of the Board or for appointment as the Lead Director (including a determination as to the independence of the candidate);
•	in evaluating a current director for re-nomination to the Board or re-appointment to any Board committees, or for re-appointment as the Lead Director, assess the performance of such director;
•

periodically review the composition of the Board and its committees in light of the current challenges and needs of the Board and each committee, and determine whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background and experience;

•	consider rotation of committee members, committee Chairs and the Lead Director; and
•	consider any other factors that are set forth in the Company’s Corporate Governance Principles or are deemed appropriate by the Committee.

Evaluating the Board and its Committees

•

At least annually, the Committee shall lead the Board in a self-evaluation to determine whether it and its committees are functioning effectively. The Committee shall oversee the evaluation process and report on such process and the results of the evaluations, including any recommendations for proposed changes, to the Board.

•	The Committee shall periodically review the size and responsibilities of the Board and its committees and recommend to the Board any proposed changes, including changes to Board committee charters.

Director Compensation

•

The Committee shall review and recommend to the Board compensation (including stock option grants and other equity-based compensation) for the Company’s non-management directors. In so reviewing director compensation, the Committee shall:

•	identify corporate goals and objectives relevant to director compensation;
•	recommend to the Board director compensation based on such factors as the Committee deems appropriate and in the best interests of the Company; and
•

recommend to the Board any long-term incentive component of director compensation based on the value of similar incentive awards relative to such targets at comparable companies and such other factors as the Committee deems appropriate and in the best interests of the Company.

•	The Committee also shall review and make recommendations to the Board regarding all consulting and employment contracts of the Company or of any subsidiary with any active or retired director.

Corporate Governance Matters

•

The Committee shall review and recommend to the Board, as appropriate, modifications or additions to the Corporate Governance Principles for the Company. At least annually, the Committee shall review and reassess the adequacy of such Corporate Governance Principles and recommend any proposed changes to the Board.

•	The Committee shall be responsible for any tasks assigned to it from time to time in the Company’s Corporate Governance Principles.

Director Orientation and Continuing Education

•	The Committee shall develop and review an orientation and continuing education program for directors meeting the requirements set forth in the Company’s Corporate Governance Principles.

Periodic Review of the Company’s Available Defensive Mechanisms

•	The Committee shall periodically review, and recommend changes to, the Company’s defensive mechanisms.

Functioning as a Qualified Legal Compliance Committee

•

The Committee also shall function as a Qualified Legal Compliance Committee (“QLCC”) to review any report by an attorney representing the Company or its subsidiaries of a material violation of U.S. federal or state securities law, a material breach of fiduciary duty arising under U.S. federal or state law or a similar material violation of any U.S. federal or state law (a “material violation”), all in accordance with the provisions of 17 CFR Part 205, as amended from time to time (“Part 205”). Any terms not otherwise defined herein shall have the definitions given them, if any, in Part 205.

•	In its capacity as the QLCC, the Committee shall have responsibility for the following matters:

•	The Committee shall follow the procedures set out below for the confidential receipt, retention and consideration of any report of evidence of a material violation under Part 205 (a “report”):

•

If an attorney becomes aware of evidence of a material violation, the attorney may report such evidence to the Committee. In addition, the Company’s General Counsel may refer a report of evidence of a material violation to the Committee.

•

Any report or referral under this charter shall be made in the first instance to the Chair of the Committee by direct communication, either in person or by telephone. If it is an exigent matter and the Chair of the Committee is unavailable, then the attorney shall report the matter to another member of the Committee.

•	A reporting attorney shall ensure that the person to whom he or she reports is expressly advised that the attorney is making a report or referral under this charter.

•

Reports to the Committee by an attorney or the General Counsel shall be subject to the attorney-client privilege. The Committee shall maintain the confidentiality of such reports, except to the extent the Committee deems it necessary to disclose such reports or related information in carrying out its functions under this charter and the Securities and Exchange Commission rules.

•	Upon receipt of a report, the Committee shall:

•	inform the General Counsel and Chief Executive Officer of such report, unless such notification would be futile; and

•	determine whether an investigation is necessary regarding any report of evidence of a material violation by the Company, its officers, directors, employees or agents.

•	If the Committee determines an investigation is necessary or appropriate, the Committee shall:

•	notify either the audit committee or the Board; and

•	initiate an investigation, which may be conducted either by the General Counsel or by outside attorneys.

•	At the conclusion of any such investigation, the Committee shall:

•	recommend that the Company implement an appropriate response to the evidence of a material violation, which appropriate response may include:

•	a finding that no material violation has occurred, is ongoing or is about to occur;

•

the adoption of appropriate remedial measures, including appropriate steps or sanctions to stop any material violations that are ongoing, to prevent any material violation that has yet to occur, and to remedy or otherwise appropriately address any material violation that has already occurred and to minimize the likelihood of its recurrence; or

•

retaining or directing an attorney to review the reported evidence of a material violation and either (i) the Company substantially implements any remedial recommendations made by such attorney after a reasonable investigation and evaluation of the reported evidence, or (ii) the attorney advises the Company that such attorney may, consistent with his or her professional obligations, assert a colorable defense on behalf of the Company or its officers, directors, employees or agents, in any investigation or judicial or administrative proceeding relating to the reported evidence of a material violation; and

•	inform the General Counsel, the Chief Executive Officer and the Board of the results of any such investigation initiated by the Committee and the appropriate remedial measures to be adopted.

•

The Committee may take all other appropriate action, including the authority to notify the Securities and Exchange Commission, if the Company fails in any material respect to implement an appropriate response that the Committee has recommended the Company to take.

Reporting to the Board

•

The Committee shall report to the Board periodically. This report shall include a review of any recommendations or issues that arise with respect to Board or committee nominees or membership, Board performance, corporate governance or any other matters that the Committee deems appropriate or is requested to be included by the Board.

•	At least annually, the Committee shall evaluate its own performance and report to the Board on such evaluation.
•	The Committee shall periodically review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval.

Procedures

The Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter. The Chair of the Committee, in consultation with the other Committee members and management, shall determine the frequency and length of the Committee meetings and shall determine meeting agendas consistent with this charter.

The Committee has the sole authority to retain and terminate any search firm assisting the Committee in identifying director candidates, including sole authority to approve all such search firms’ fees and other retention terms. In addition, the Committee has the sole authority to retain and terminate any compensation consultant assisting the Committee in the evaluation of director compensation, including sole authority to approve all such compensation consultant’s fees and other retention terms.

The Committee is authorized to retain any other special legal or other advisors, as it determines necessary to carry out its duties, and may request any officer or employee of the Company or the Company’s outside counsel to meet with any members of, or advisors to, the Committee.

The Company shall provide for appropriate funding, as determined by the Committee, for payment of (i) compensation to any search firm, consultant or other advisor retained by the Committee and (ii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate and in the best interests of the Company.

SECTION 6. EXECUTIVE COMMITTEE.

Membership

The Executive Committee shall consist of not less than three members, including the Chairman of the Board and, if applicable, the Lead Director. At least a majority of the members of the Executive Committee shall be independent directors meeting the independence requirements of the New York Stock Exchange (the “NYSE”). The Corporate Governance and Nominating Committee shall recommend nominees for appointment to the Executive Committee annually and as vacancies or newly created positions occur. Executive Committee members shall be appointed by the Board and may be removed by the Board at any time. The Chairman of the Board shall serve as the Chair of the Executive Committee.

Authority

Subject to Section 1 of Article 1 of the By-laws, the laws of the State of New Jersey and the rules of the NYSE, during the intervals between meetings of the Board of Directors, the Executive Committee shall possess and may exercise all the powers and authority of the Board of Directors in the control and management of the business and affairs of the Company.

Procedures

The Chair of the Executive Committee shall determine the frequency and length of the committee meetings and shall determine meeting agendas. The Chair of the Executive Committee shall promptly report any actions taken by the Executive Committee to those members of the Board of Directors who do not serve on the Executive Committee.

The Executive Committee is authorized to retain special legal or other advisors, as it determines necessary to carry out its duties, and may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to meet with any members of, or advisors to, the Executive Committee.

The Company shall provide for appropriate funding, as determined by the Executive Committee, for payment of fees or expenses that are necessary or appropriate in carrying out its duties.

SECTION 7. FINANCE COMMITTEE.

Purpose

The Finance Committee is created by the Board of Directors of the Company to oversee the financial condition of the Company, including those aspects described below.

Membership

The Finance Committee shall consist of not less than three members. The Corporate Governance and Nominating Committee shall recommend nominees for appointment to the Committee annually and as vacancies or newly created positions occur. Committee members shall be appointed by the Board and may be removed by the Board at any time. The Corporate Governance and Nominating Committee shall recommend to the Board, and the Board shall designate, the Chair of the Committee.

Authority and Responsibilities

Based upon periodic reports and recommendations of management, the Finance Committee shall regularly:

(i)	monitor the Company's capital structure and recommend to the Board appropriate debt or equity financing, and stock repurchases, to meet the Company's long-term objectives;

(ii)	monitor the Company's investment of cash and cash equivalents;

(iii)	review and approve the Company's dividend policy and recommend to the Board appropriate dividend action;

(iv)

review and approve capital expenditure budgets (which shall itemize individual capital expenditures/projects (including real estate and leases) that exceed $20 million). The Committee shall also review and approve capital expenditures/projects (including real estate and leases) that on an individual basis exceed such threshold and that were not included in the approved capital expenditure budget;

(v)	monitor the Company’s financial strategies regarding currency and interest rate exposure and use of derivatives;

(vi)

review and recommend Board action with respect to acquisitionssi and divestitures of assets not occurring in the ordinary course of business (including, without limitation, stock and other equity interests in corporations, partnerships or other entities, real estate and intellectual property rights that, individually or in the aggregate, in one or more of a series of related transactions, have a purchase or sale price, as applicable, equal to or greater than $20 million. The purchase or sales price of intellectual property rights shall equal the net present value of the payments expected to be made or received by the Company in connection with the transaction.

(vii)

review and approve (A) the establishment of a subsidiary in a country in which the Company has no other subsidiary, (B) the dissolution of a subsidiary that would result in a pre-tax loss of $10 million or more on the consolidated books of the Company, (C) the establishment of a subsidiary in a country in which the Company has an existing subsidiary if the operation of such new subsidiary would involve an investment of more than $25 million, and (D) any change in capital of a subsidiary that exceeds $25 million or that would result in a one-time pre-tax charge of $10 million or more on the consolidated books of the Company;

(viii)

annually review actual results versus original estimates for capital expenditures one year after completion of the project, and review actual results versus original estimates for acquisitions one year and five years after closing, and as otherwise directed by the Committee, in each case in individual amounts of $20 million or greater;

(ix)	periodically undertake a comprehensive review of the Company’s insurance program and business continuity risk management strategies; and

(x)

periodically review (but not less frequently than annually) funding levels of and Company contributions to the Company’s U.S. retirement plan and the investment allocations and investment performance relating to such funds.

Reporting to the Board

The Committee shall report to the Board periodically. This report shall include a review of any issues that arise with respect to the Company’s capital structure, financial policies, capital expenditures, acquisitions or divestitures, risk management strategies and any other matter that the Committee deems appropriate or is requested to be included by the Board.

At least annually, the Committee shall evaluate its own performance and report to the Board on such evaluation.

The Committee shall periodically review and assess the adequacy of this Charter and recommend any proposed changes to the Corporate Governance and Nominating Committee.

Procedures

The Finance Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this Charter. The Chair of the Committee, in consultation with the other Committee members and management, shall determine the frequency and length of the Committee meetings and shall determine meeting agendas consistent with this Charter.

The Committee is authorized to retain special legal or other advisors, as it determines necessary to carry out its duties, and may request any officer or employee of the Company or the Company’s outside counsel to meet with any members of, or advisors to, the Committee.

The Company shall provide for appropriate funding, as determined by the Committee, for payment of (i) compensation to any advisors retained by the Committee and (ii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate and in the best interests of the Company.

SECTION 9.   MEETINGS AND PROCEDURES. Each committee may make its own rules of procedure and shall meet as provided by such rules or by resolution of the Board of Directors, and shall also meet at the call of the chairman of the committee, the Chairman of the Board, the President, or a majority of the members of the committee.

A majority of the members of a committee shall constitute a quorum. The affirmative vote of a majority of all of the members shall be necessary for the adoption of a resolution or to approve any matter within the scope of the authority of a committee. Minutes of the proceedings of a committee shall be recorded in a book provided for that purpose and filed with the Secretary of the Company. A committee may act without a meeting if, prior or subsequent to such action, each member shall consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the committee.

Action taken by a committee, with or without a meeting, shall be reported to the Board of Directors at its next regular meeting following such committee action; except that, when the meeting of the Board is held within 2 days after the committee action, such report, if not made at the first meeting, shall be made to the Board at its second meeting following such action.

ARTICLE V

Officers

SECTION 1.       ENUMERATION, APPOINTMENT AND REMOVAL. The corporate officers of the Company shall be a Chairman of the Board, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Controller, a Treasurer, a Secretary and such other corporate officers (including assistant corporate officers) as the Board of Directors may deem necessary or desirable for the transaction of the business of the Company. In its discretion, the Board of Directors may leave unfilled any office except those of the President, Treasurer, and Secretary, and should any vacancy occur among said officers by death, resignation or otherwise, the same shall be filled at the next regular meeting of the Board of Directors or at a special meeting. Any two or more offices may be held by the same person. The Board of Directors, by resolution adopted by a majority of the Directors, then in office, shall designate the Chairman of the Board or the President to serve as the Chief Executive Officer of the Company.

The corporate officers shall be elected at the first meeting of the Board of Directors after the annual election of Directors, and shall hold office until the next succeeding annual meeting of the Board of Directors, subject to the power of the Board of Directors to remove any corporate officer at pleasure by an affirmative vote of the majority of the Directors then in office.

Every corporate officer shall have such authority and perform such duties in the management of the Company as may be provided in these By-laws, or such duties consistent with these By-laws as may be assigned by the Board of Directors or the Chief Executive Officer.

The Chief Executive Officer shall have the authority to appoint persons to the position of Vice President with respect to any business unit or function within the Company. Such persons shall not be deemed to be officers of the Company by virtue of such appointment.

SECTION 2.        CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be elected from among the members of the Board of Directors and shall have general charge and supervision over and responsibility for the business and affairs of the Company. He shall keep the Board of Directors fully informed concerning those areas in his charge, and shall perform such other duties as may be assigned to him by the Board of Directors. In the absence or disability of the Chairman of the Board, the Chief Executive Officer shall have all the powers and perform all the duties of the Chairman of the Board.

SECTION 3.        CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the shareholders and shall perform such other duties as these By-laws or the Board of Directors may prescribe.

SECTION 4.        PRESIDENT. The President shall have such powers and perform such duties as may be provided by statute, these By-laws, and as may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 5.        TREASURER. The Treasurer shall have the care and custody of the Company funds and securities, maintain banking relationships and execute credit and collection policies. He shall perform such other duties and possess such other powers as are incident to his office.

SECTION 6.        SECRETARY. The Secretary shall attend all meetings of the Board of Directors and of the shareholders, and shall record all proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and the Board of Directors. He shall have the custody of the seal of the Company and shall affix the same to all instruments requiring it, and attest the same. He shall perform such other duties and possess such other powers as are incident to his office.

ARTICLE VI

Certificate of Capital Stock

SECTION 1.        FORM AND TRANSFERS. The interest of each shareholder of the Company shall be evidenced by certificates for shares of capital stock, certifying the number of shares represented thereby and in such form as the Board of Directors may from time to time prescribe.

Transfers of shares of the capital stock of the Company shall be made only on the books of the Company, which shall include the books of the stock transfer agent, by the registered holder thereof, or by his attorney authorized by power of attorney duly executed and filed with the Secretary of the Company, or a transfer agent appointed as provided in Section 4 of this Article, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of capital stock stand on the books of the Company shall be deemed the owner thereof for all purposes. The Board may, from time to time, make such additional rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Company. Certificates shall be signed by, or in the name of the corporation by, the Chairman, the President or a Vice-President, and may be countersigned by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation and may be sealed with the seal of the corporation or a facsimile thereof. Any or all signatures upon a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.

SECTION 2.        FIXING RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or an adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining the shareholders entitled to receive payment of any dividend or allotment of any right, or for the purpose of any other action, the Board of Directors shall fix a date not more than 60 days nor less than 10 days before the date of any such meeting, nor more than 60 days prior to any other action, as the record date for any such determination of shareholders.

SECTION 3.  LOST, STOLEN, DESTROYED, OR MUTILATED CERTIFICATES. No certificate for shares of capital stock in the Company shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of evidence of such loss, destruction or theft and on delivery to the Company, if the Board of Directors shall so require, of a bond of indemnity upon such terms and secured by such surety as the Board of Directors may in its discretion require. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.

SECTION 4.      TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates of capital stock to bear the signature or signatures of any of them. One corporation may serve as both transfer agent and registrar.

SECTION 5.        EXAMINATION OF BOOKS BY SHAREHOLDERS. So far as it is not inconsistent with the law of New Jersey, the Board of Directors shall have power to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the books and records of account, minutes of the proceedings of the shareholders, Board of Directors and any committee of the Company, and other documents of the Company, or any of them, shall be open to inspection of the shareholders.

SECTION 6.       VOTING SHARES OF OTHER CORPORATIONS. Unless otherwise ordered by the Board of Directors, the Chairman of the Board and the President, or either of them, shall have full power and authority on behalf of the Company to attend and to act and to vote at any meeting of Shareholders of any corporation in which this Company may hold stock, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such stock, and which, as the owner thereof, this Company might have possessed and exercised if present. The Board of Directors, by resolution, from time to time, may confer like powers upon any other person or persons.

ARTICLE VII

Dividends

Dividends shall be declared and paid at such times and in such amounts as the Board of Directors may in its absolute discretion determine and designate, subject to the restrictions and limitations imposed by law.

ARTICLE VIII

Signatures

Unless otherwise required by law, by the Certificate of Incorporation, by these By-laws, or by resolution of the Board of Directors, the Chief Executive Officer, the President or any Executive Vice President, Senior Vice President, Sector President, Group President, or Vice President, or the Controller or the Treasurer of the Company may enter into and execute in the name of the Company, contracts or other instruments in the regular course of business, or contracts or other instruments not in the regular course of business which are authorized either generally or specifically by the Board of

Directors, and the Secretary or an Assistant Secretary shall affix the Company seal thereto and attest the same, if required.

ARTICLE IX

Fiscal Year

The fiscal year of the Company shall begin on the 1st day of October in each year and end on the September 30th next succeeding.

ARTICLE X

Directors May Contract With Company

Any Director or corporate officer may be a party to or may be interested in any agreement or transaction of this Company by which he may personally benefit, with the same force and effect as if he were either an entire stranger to the Company or to the Board of Directors, provided the fact that he is so interested or may personally benefit shall be disclosed or shall have been known to the majority of the Board of Directors; and further provided that such agreement or transaction shall be approved or ratified by the affirmative vote of a majority of the Directors not so interested or benefited.

ARTICLE XI

Indemnification

The Company shall indemnify to the full extent authorized or permitted by the New Jersey Business Corporation Act, any corporate agent (as defined in said Act), or his legal representative, made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a corporate agent of this Company.

ARTICLE XII

Amendments

These By-laws may be altered, amended or repealed by the shareholders or by a majority vote of the Directors then in office. Any By-law adopted, amended or repealed by the shareholders may be amended or repealed by a majority vote of the Directors then in office unless the resolution of the shareholders adopting such By-law expressly reserves the right to amend or repeal it to the shareholders.

ARTICLE XIII

Force and Effect of By-Laws

These By-laws are subject to the provisions of the New Jersey Business Corporation Act and the Company’s Certificate of Incorporation, as it may be amended from time to time. If any provision in these By-laws is inconsistent with a provision in that Act or the Certificate of Incorporation, the provision of that Act or the Certificate of Incorporation shall govern to the extent of such inconsistency.